Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
News Release	New York, NY 10036
(212) 930-9400
COMPANY CONTACTS	[NYSE: SFI]

Catherine D. Rice	Andrew G. Backman
Chief Financial Officer	Senior Vice President – Investor Relations

iStar Financial Announces Third Quarter 2008 Results

•            Total revenues were $341 million; up 5.3% from the prior quarter.

•            Company records $411 million of loan loss provision during the quarter.

•            Adjusted earnings (loss) for the quarter was ($285.9) million for common shareholders or ($2.15) per diluted common share.

•            Net income (loss) allocable to common shareholders was ($305.8) million or ($2.30) per diluted common share for the quarter.

•            Company updates full year 2008 adjusted earnings per diluted common share guidance to ($3.50) - ($3.00) and diluted GAAP earnings per share of ($2.50) - ($2.00).

NEW YORK - October 30, 2008 - iStar Financial Inc. (NYSE: SFI), a leading publicly traded finance company focused on the commercial real estate industry, today reported results for the third quarter ended September 30, 2008.

iStar reported adjusted earnings (loss) for the quarter of ($2.15) per diluted common share, compared with $1.07 for the third quarter 2007. Adjusted earnings (loss) allocable to common shareholders for the third quarter 2008 were ($285.9) million, compared with $135.7 million for the third quarter 2007. Adjusted earnings (loss) represent net income computed in accordance with GAAP, adjusted primarily for preferred dividends, depreciation, depletion, amortization, impairments of goodwill and intangible assets, and gain (loss) from discontinued operations.

Net income (loss) allocable to common shareholders for the third quarter was ($305.8) million, or ($2.30) per diluted common share, compared to $93.0 million, or $0.73 per diluted common share for the third quarter 2007. Please see the financial tables that follow the text of this press release for a detailed reconciliation of adjusted earnings to GAAP net income.

Results this quarter included $411.1 million of loan loss provisions, $88.1 million of impairments, $68.3 million of gains associated with the early extinguishment of debt and $20.0 million of gains from the sale of four corporate tenant lease (CTL) assets. Gains on the sale of CTLs are excluded from adjusted earnings, but included in net income.

Net investment income for the quarter was $215.0 million, compared to $220.2 million for the third quarter 2007. Net investment income represents interest income, operating lease income, earnings (loss) from equity method investments and gain (loss) on early extinguishment of debt, less interest expense and operating costs for corporate tenant lease assets.

During the quarter, the Company funded a total of $737.0 million under new and pre-existing commitments and received $678.8 million in gross principal repayments. Of the gross principal repayments, $283.0 million was utilized to pay down the A-participation interest associated with the Fremont portfolio. During the quarter, the Company closed four new financing commitments for a total of $60.8 million, of which it funded $8.6 million.

The Company’s equity represented 23.4% of total capitalization at quarter end versus 24.1%
at the end of the prior quarter. The Company’s leverage, calculated as book debt net of unrestricted cash and cash equivalents, divided by the sum of book equity, accumulated depreciation and loan loss reserves, each as determined in accordance with GAAP, was 3.3x at September 30, 2008 versus 3.1x at June 30, 2008.

The Company’s net finance margin, calculated as the rate of return on assets less the cost of debt, was 2.99% for the quarter. Excluding the impact of the amortization of the Fremont portfolio purchase discount, the Company’s net finance margin was 2.74% for the quarter, versus 2.75% in the prior quarter.

As of September 30, 2008, a one percentage point increase in short-term rates, excluding the impact of interest floors in certain loan assets, would have increased the Company’s adjusted earnings by 0.27%, which is consistent with its match funding policy.

Capital Markets

As of September 30, 2008, the Company had $877.7 million of cash and available capacity under $3.7 billion in revolving credit facilities versus $1.4 billion at the end of the prior quarter. The Company is currently in compliance with all of its bank and bond covenants.

During the quarter, the Company repurchased approximately 2.4 million shares of its common stock pursuant to its existing repurchase program. The Company currently has remaining authority to repurchase up to $44.2 million of shares under the previously authorized $50 million share repurchase program.

Risk Management

At September 30, 2008, first mortgages, participations in first mortgages, senior loans and corporate tenant lease investments collectively comprised 90.7% of the Company’s asset base, versus 89.2% in the prior quarter. The Company’s loan portfolio consisted of 79.2% floating rate and 20.8% fixed rate loans, with a weighted average maturity of 2.6 years.

The weighted average last dollar loan-to-value ratio for all structured finance assets was 75.0%. At quarter end, the Company’s corporate tenant lease assets were 94.8% leased with a weighted average remaining lease term of 12.0 years. At September 30, 2008, the weighted average risk ratings of the Company’s structured finance and corporate tenant lease assets were 3.41 and 2.55, respectively, versus 3.28 and 2.55, respectively, in the prior quarter.

As of September 30, 2008, 51 of the Company’s 377 total loans were on non-performing loan (NPL) status. These loans represent $2.5 billion or 19.4% of total managed loans, compared to 39 loans representing $1.3 billion or 10.5% of total managed loans in the prior quarter. Managed asset and loan values represent iStar’s book value plus the A-participation interest associated with the Fremont portfolio. The Company’s total managed loan value at quarter end was $12.8 billion. The Company’s policy is to stop the accrual of interest on loans placed on NPL status.

During the quarter, the Company resolved three NPLs with a managed asset value of $71.1 million and sold two NPLs for $38.7 million. The three resolved NPLs are currently performing assets.

At the end of the third quarter, the Company had 29 loans on its watch list representing $1.3 billion or 10.2% of total managed loans, compared to 30 loans representing $1.5 billion or 11.4% of total managed loans in the prior quarter. Assets on the Company’s watch list are all performing loans.

At the end of the third quarter, the Company had 10 assets classified as other real estate owned (OREO) with a book value of $277.2 million. The Company recorded $36.2 million of non-cash impairment charges on five OREO assets. During the quarter, the Company took title to three properties that served as collateral on its loans, resulting in $25.1 million of charge-offs against the Company’s reserve for loan losses. All of the loans were previously on NPL status and had a managed asset value of $81.1 million prior to the Company receiving title to the properties. Of the three assets added to OREO, one asset was sold during the quarter for total net proceeds of $11.5 million, which represented a slight premium to book value.

During the quarter, the Company recorded $51.9 million of non-cash impairment charges associated with five credits in its Corporate Loan and Debt portfolio and its Other Investments.

At September 30, 2008, the Company had $832.7 million in loan loss reserves versus $460.1 million at June 30, 2008. During the third quarter, the Company recorded $411.1 million in loan loss provision, reflecting the severe deterioration in the overall credit markets and its impact on the portfolio as determined in the Company’s regular quarterly risk ratings review process performed following the end of the quarter.

The Company’s total loss coverage, defined as the combination of loan loss reserves of $832.7 million and remaining unamortized purchase discount from the Fremont acquisition of $75.6 million, was $908.2 million or 7.1% of total managed loans at the end of the third quarter. This compares to total loss coverage of $554.3 million or 4.3% of total managed loans in the prior quarter.

Summary of Fremont Contributions to Quarterly Results

At the end of the third quarter, the Fremont portfolio, including additional fundings made during the quarter, had a managed asset value of $4.3 billion consisting of 152 loans versus $4.5 billion consisting of 178 loans at the end of the second quarter 2008.

At the end of the third quarter, the value of the A-participation interest in the portfolio was $1.6 billion versus $1.9 billion on June 30, 2008. The book value of iStar’s B-participation interest at the end of the third quarter was $2.7 billion versus $2.6 billion on June 30, 2008. During the quarter, iStar received $404.2 million in principal repayments, of which the Company retained 30%. The balance of principal repayments was paid to the A-participation interest. The weighted average maturity of the Fremont portfolio is nine months.

During the third quarter, iStar funded $275.1 million of commitments related to the portfolio. Unfunded commitments at the end of the third quarter were $0.9 billion, of which the Company expects to fund approximately $0.7 billion based upon its comprehensive review of the portfolio. This compares to unfunded commitments of $1.2 billion at the end of the prior quarter.

At September 30, 2008, there were 29 Fremont loans on NPL status with a managed asset value of $777.8 million versus 26 loans at the prior quarter end, with $683.0 million of managed asset value. In addition, there were 14 loans on the Company’s watch list with a managed asset value of $578.1 million versus 14 loans at the prior quarter end, with $411.8 million of managed asset value.

Earnings Guidance and Dividend Expectations

Consistent with the Securities and Exchange Commission’s Regulation FD and Regulation G, iStar Financial comments on earnings expectations within the context of its regular earnings press releases.

For fiscal year 2008, the Company expects diluted adjusted earnings per common share of ($3.50) - ($3.00), and diluted GAAP earnings per common share of ($2.50) - ($2.00).

As announced earlier in the quarter, the Company said that it would not pay a third quarter dividend. The Board of Directors will meet at the end of the fourth quarter to consider whether any dividend will be paid for the fourth quarter. Based upon current estimates for taxable income for the full-year 2008, the Company does not expect to pay a dividend for the fourth quarter 2008.

[Financial Tables to Follow]

*                   *                *

iStar Financial Inc. is a leading publicly traded finance company focused on the commercial real estate industry. The Company primarily provides custom-tailored investment capital to high-end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, as well as corporate net lease financing and equity. The Company, which is taxed as a real estate investment trust (“REIT”), seeks to deliver strong dividends and superior risk-adjusted returns on equity to shareholders by providing innovative and value added financing solutions to its customers.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, October 30, 2008. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations between structured finance and corporate tenant lease assets, repayment levels, the timing of receipt of prepayment penalties, the availability and cost of capital for future investments, competition within the finance and real estate industries, economic conditions, loss experience and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

Selected Income Statement Data

(In thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net investment income (1)	$214,985	$220,164	$551,047	$466,306
Other income	22,922	19,271	88,707	84,855
Non-interest expense (2)	(560,808)	(139,439)	(1,166,776)	(266,188)
Minority interest in consolidated entities	502	(277)	1,069	302
Gain on sale of joint venture interest, net of minority interest	—	—	261,659	—
Income (loss) from continuing operations	(322,399)	99,719	(264,294)	285,275

Income from discontinued operations	688	4,880	11,222	15,705
Gain from discontinued operations, net of minority interest	19,955	1,045	68,798	7,823
Preferred dividends	(10,580)	(10,580)	(31,740)	(31,740)
Net income (loss) allocable to common shareholders and HPU holders (3)	$(312,336)	$95,064	$(216,014)	$277,063

(1)

Includes interest income, operating lease income and earnings (loss) from equity method investments, less interest expense, operating costs for corporate tenant lease assets and gain (loss) on early extinguishment of debt.

(2)	Includes depreciation and amortization, general and administrative expenses, provision for loan losses, impairments and other expenses.

(3)	HPU holders are Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program.

Selected Balance Sheet Data

(In thousands)

	As of	As of
	September 30, 2008	December 31, 2007
	(unaudited)

Loans and other lending investments, net	$10,744,047	$10,949,354
Corporate tenant lease assets, net	$3,143,697	$3,309,866
Other investments	$527,760	$856,609
Total assets	$15,923,976	$15,848,298
Debt obligations	$13,060,499	$12,399,558
Total liabilities	$13,408,688	$12,894,869
Total shareholders’ equity	$2,454,082	$2,899,481

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
REVENUES
Interest income	$237,006	$316,829	$748,460	$689,836
Operating lease income	81,440	81,859	242,008	237,975
Other income	22,922	19,271	88,707	84,855
Total revenues	341,368	417,959	1,079,175	1,012,666

COSTS AND EXPENSES
Interest expense	168,040	173,376	499,131	441,095
Operating costs - corporate tenant lease assets	5,647	7,746	15,583	21,555
Depreciation and amortization	24,827	23,244	73,973	63,061
General and administrative (1)	37,736	51,246	124,516	128,178
Provision for loan losses	411,142	62,000	777,302	72,000
Impairments of goodwill	—	—	39,092	—
Impairments of other assets	88,075	—	145,766	—
Other expense	(972)	2,949	6,127	2,949
Total costs and expenses	734,495	320,561	1,681,490	728,838

Income (loss) from continuing operations before other items	(393,127)	97,398	(602,315)	283,828
Gain on early extinguishment of debt	68,321	—	69,916	—
Gain on sale of joint venture interest, net of minority interest	—	—	261,659	—
Earnings (loss) from equity method investments	1,905	2,598	5,377	1,145
Minority interest in consolidated entities	502	(277)	1,069	302
Income (loss) from continuing operations	(322,399)	99,719	(264,294)	285,275

Income from discontinued operations	688	4,880	11,222	15,705
Gain from discontinued operations, net of minority interest	19,955	1,045	68,798	7,823
Net income (loss)	(301,756)	105,644	(184,274)	308,803
Preferred dividend requirements	(10,580)	(10,580)	(31,740)	(31,740)
Net income (loss) allocable to common shareholders and HPU holders	$(312,336)	$95,064	$(216,014)	$277,063

Net income (loss) per common share
Basic	$(2.30)	$0.74	$(1.58)	$2.14
Diluted (2)	$(2.30)	$0.73	$(1.58)	$2.12

Net income (loss) per HPU share
Basic (3)	$(434.47)	$139.07	$(301.53)	$404.87
Diluted (2) (4)	$(434.47)	$138.07	$(301.53)	$401.47

(1)

For the three months ended September 30, 2008 and 2007, includes $4,884 and $3,786 of stock-based compensation expense, respectively. For the nine months ended September 30, 2008 and 2007, includes $17,725 and $12,051 of stock-based compensation expense, respectively.

(2)

For the three months ended September 30, 2007, includes the allocable share of $29 of joint venture income. For the nine months ended September 30, 2007, includes the allocable share of $85 of joint venture income.

(3)

For the three months ended September 30, 2008 and 2007, ($6,517) and $2,086 of net income (loss) is allocable to HPU holders, respectively. For the nine months ended September 30, 2008 and 2007, ($4,523) and $6,073 of net income (loss) is allocable to HPU holders, respectively.

(4)

For the three months ended September 30, 2008 and 2007, ($6,517) and $2,071 of net income (loss) is allocable to HPU holders, respectively. For the nine months ended September 30, 2008 and 2007, ($4,523) and $6,022 of net income (loss) is allocable to HPU holders, respectively.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
EPS INFORMATION FOR COMMON SHARES

Income (loss) from continuing operations per common share (1)
Basic	$(2.46)	$0.69	$(2.16)	$1.96
Diluted (2)	$(2.46)	$0.68	$(2.16)	$1.94

Net income (loss) per common share
Basic	$(2.30)	$0.74	$(1.58)	$2.14
Diluted (2)	$(2.30)	$0.73	$(1.58)	$2.12

Weighted average common shares outstanding
Basic	133,199	126,488	133,955	126,644
Diluted	133,199	127,508	133,955	127,782

EPS INFORMATION FOR HPU SHARES

Income (loss) from continuing operations per HPU share (1)
Basic	$(463.13)	$130.41	$(412.19)	$370.54
Diluted (2)	$(463.13)	$129.47	$(412.19)	$367.41

Net income (loss) per HPU share (3)
Basic	$(434.47)	$139.07	$(301.53)	$404.87
Diluted (2)	$(434.47)	$138.07	$(301.53)	$401.47

Weighted average HPU shares outstanding
Basic	15	15	15	15
Diluted	15	15	15	15

(1)	For the three months ended September 30, 2008 and 2007, excludes preferred dividends of $10,580. For the nine months ended September 30, 2008 and 2007, excludes preferred dividends of $31,740.

(2)

For the three months ended September 30, 2007, includes the allocable share of $29 of joint venture income. For the nine months ended September 30, 2007, includes the allocable share of $85 of joint venture income.

(3)

As more fully explained in the Company’s quarterly SEC filings, three plans of the Company’s HPU program vested in December 2002, December 2003 and December 2004. Each of the respective plans contain 5 HPU shares. Cumulatively, these 15 shares were entitled to ($6,517) and $2,086 of net income (loss) for the three months ended September 30, 2008 and 2007, respectively, and ($4,523) and $6,073 for the nine months ended September 30, 2008 and 2007, respectively. On a diluted basis, these cumulative 15 shares were entitled to ($6,517) and $2,071 of net income (loss) for the three months ended September 30, 2008 and 2007, respectively, and ($4,523) and $6,022 of net income (loss) for the nine months ended September 30, 2008 and 2007, respectively.

iStar Financial Inc.

Reconciliation of Adjusted Earnings to GAAP Net Income

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
ADJUSTED EARNINGS (1)

Net income (loss)	$(301,756)	$105,644	$(184,274)	$308,803
Add: Depreciation, depletion and amortization	24,448	25,928	78,149	71,172
Add: Joint venture income	—	31	—	92
Add: Joint venture depreciation, depletion and amortization	1,943	10,407	12,513	30,992
Add: Amortization of deferred financing costs	15,120	7,065	33,893	20,222
Add: Impairments of goodwill and intangible assets	—	—	51,549	—
Less: Hedge ineffectiveness, net	(1,256)	2,944	(2,106)	2,944
Less: Preferred dividends	(10,580)	(10,580)	(31,740)	(31,740)
Less: Gain from discontinued operations, net of minority interest	(19,955)	(1,045)	(68,798)	(7,823)
Less: Gain on sale of joint venture interest, net of minority interest	—	(1,572)	(261,659)	(1,572)

Adjusted earnings (loss) allocable to common shareholders and HPU holders:
Basic	$(292,036)	$138,791	$(372,473)	$392,998
Diluted	$(292,036)	$138,822	$(372,473)	$393,090

Adjusted earnings (loss) per common share:
Basic (2)	$(2.15)	$1.07	$(2.72)	$3.04
Diluted (3)	$(2.15)	$1.07	$(2.72)	$3.01

Weighted average common shares outstanding:
Basic	133,199	126,488	133,955	126,644
Diluted	133,199	127,508	133,955	127,782
Common shares outstanding at end of period:
Basic	132,043	126,272	132,043	126,272
Diluted	132,043	127,282	132,043	127,282

(1)

Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(2)

For the three months ended September 30, 2008 and 2007, excludes ($6,093) and $3,046 of net income (loss) allocable to HPU holders, respectively. For the nine months ended September 30, 2008 and 2007, excludes ($7,754) and $8,615 of net income (loss) allocable to HPU holders, respectively.

(3)

For the three months ended September 30, 2008 and 2007, excludes ($6,093) and $3,023 of net income (loss) allocable to HPU holders, respectively. For the nine months ended September 30, 2008 and 2007, excludes ($7,754) and $8,542 of net income (loss) allocable to HPU holders, respectively.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

	As of	As of
	September 30, 2008	December 31, 2007
	(unaudited)
ASSETS

Loans and other lending investments, net	$10,744,047	$10,949,354
Corporate tenant lease assets, net	3,143,697	3,309,866
Other investments	527,760	856,609
Other real estate owned	277,232	128,558
Assets held for sale	3,657	74,335
Cash and cash equivalents	779,472	104,507
Restricted cash	59,329	32,977
Accrued interest and operating lease income receivable	89,200	121,405
Deferred operating lease income receivable	114,748	102,135
Deferred expenses and other assets	180,648	125,274
Goodwill	4,186	43,278
Total assets	$15,923,976	$15,848,298

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable, accrued expenses and other liabilities	$348,189	$495,311

Debt obligations:
Unsecured senior notes	7,788,210	7,916,853
Unsecured revolving credit facilities	3,184,448	2,681,174
Secured revolving credit facility	350,000	—
Interim financing facility	—	1,289,811
Secured term loans	1,639,777	413,682
Other debt obligations	98,064	98,038
Total liabilities	13,408,688	12,894,869

Minority interest in consolidated entities	61,206	53,948
Shareholders’ equity	2,454,082	2,899,481
Total liabilities and shareholders’ equity	$15,923,976	$15,848,298

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

PERFORMANCE STATISTICS

Three Months Ended
September 30, 2008
Net Finance Margin

Weighted average GAAP yield of loan and CTL investments	8.44%
Less: Cost of debt	5.45%
Net Finance Margin (1)	2.99%

Net Finance Margin Excluding Amortization of Discount on Fremont Loans	2.74%

Return on Average Common Book Equity

Average total book equity	$2,675,728
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$2,169,552

Net income (loss) allocable to common shareholders and HPU holders	$(312,336)
Net income (loss) allocable to common shareholders and HPU holders - Annualized (B)	$(1,249,344)

Return on Average Common Book Equity (B) / (A)	(57.6)%

Adjusted basic earnings (loss) allocable to common shareholders and HPU holders (2)	$(292,036)
Adjusted basic earnings (loss) allocable to common shareholders and HPU holders - Annualized (C)	$(1,168,144)

Adjusted Return on Average Common Book Equity (C) / (A)	(53.8)%

Expense Ratio

General and administrative expenses (D)	$37,736
Total revenue (E)	$341,368

Expense Ratio (D) / (E)	11.1%

(1)

Weighted average GAAP yield is the annualized sum of interest income and operating lease income, divided by the sum of average gross corporate tenant lease assets, average loans and other lending investments, average SFAS No. 141 purchase intangibles and average assets held for sale over the period. Cost of debt is the annualized sum of interest expense and operating costs–corporate tenant lease assets, divided by the average gross debt obligations over the period. Operating lease income and operating costs–corporate tenant lease assets exclude SFAS No. 144 adjustments from discontinued operations of $870 and $54, respectively. The Company does not consider net finance margin to be a measure of the Company’s liquidity or cash flows. It is one of several measures that management considers to be an indicator of the profitability of its operations.

(2)

Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

	Three Months Ended
CREDIT STATISTICS	September 30, 2008
Book debt, net of unrestricted cash (A)	$12,281,027

Book equity	$2,454,082
Add: Accumulated depreciation and loan loss reserves	1,305,761
Sum of book equity, accumulated depreciation and loan loss reserves (B)	$3,759,843

Leverage (1) (A) / (B)	3.3x

Ratio of Earnings (Loss) to Fixed Charges	(0.9	)x

Ratio of Earnings (Loss) to Fixed Charges and Preferred Stock Dividends	(0.8	)x

Interest Coverage

EBITDA (2) (C)	$(107,325)
GAAP interest expense (D)	$168,040

EBITDA / GAAP Interest Expense (2) (C) / (D)	(0.6	)x

Covenant Calculation of Fixed Charge Coverage Ratio (3)	2.4	x

RECONCILIATION OF NET INCOME TO EBITDA (2)

Net income (loss)	$(301,756)
Add: GAAP interest expense	168,040
Add: Depreciation, depletion and amortization	24,448
Add: Joint venture depreciation, depletion and amortization	1,943
EBITDA (2)	$(107,325)

(1)	Leverage is calculated by dividing book debt net of unrestricted cash by the sum of book equity, accumulated depreciation and loan loss reserves.

(2)

EBITDA should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating EBITDA may differ from the calculations of similarly-titled measures by other companies.

(3)

This measure, which is a trailing twelve-month calculation and excludes the effect of impairment charges and other non-cash items, is consistent with covenant calculations included in the Company’s unsecured credit facilities; therefore, we believe it is a useful measure for investors to consider.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

Three Months Ended September 30, 2008

	LOANS
			Total/	CORPORATE
		Floating	Weighted	TENANT	OTHER
	Fixed Rate	Rate	Average	LEASING	INVESTMENTS
Amount funded	$35,800	$680,353	$716,153	$11,231	$9,657
Weighted average yield	10.73%	7.73%	7.88%	11.26%	N/A
Weighted average all-in spread/margin (bps) (1)	843	408	429	N/A	N/A
Weighted average first $ loan-to-value ratio	50.28%	1.14%	3.60%	N/A	N/A
Weighted average last $ loan-to-value ratio	84.46%	78.13%	78.44%	N/A	N/A

UNFUNDED COMMITMENTS

Number of assets with unfunded commitments					216

Discretionary commitments					$423,251
Non-discretionary commitments					2,866,172
Total unfunded commitments					$3,289,423

Estimated weighted average funding period				Approximately 2.0 years

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A)					$14,041,706
Unsecured debt (B)					$11,151,264

Unencumbered Assets / Unsecured Debt (A) / (B)					1.3	x

RISK MANAGEMENT STATISTICS

	2008			2007
(weighted average risk rating)	September 30,	June 30,	March 31,	December 31,	September 30,
Structured finance assets (principal risk)	3.41	3.28	3.12	3.07	2.92
Corporate tenant lease assets	2.55	2.55	2.51	2.50	2.48

(1)	Represents spread over base rate LIBOR (floating-rate loans) and interpolated U.S. Treasury rates (fixed-rate loans) during the quarter.

iStar Financial Inc.

Supplemental Information

(In thousands, except per share amounts)

(unaudited)

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	September 30, 2008		December 31, 2007
Value of non-performing loans (1) /
As a percentage of total managed loans	$2,477,888	19.35%	$1,193,669	8.71%
Reserve for loan losses /
As a percentage of total managed loans	$832,663	6.50%	$217,910	1.59%
As a percentage of non-performing loans (1)		33.60%		18.26%

RECONCILIATION OF DILUTED GAAP EPS GUIDANCE

TO DILUTED ADJUSTED EPS GUIDANCE (2)

Year Ending
December 31, 2008

Earnings per diluted common share guidance	($2.50) - ($2.00)
Less: Gains, depreciation and other adjustments, net	$0.50 - $1.50
Adjusted earnings per diluted common share guidance	($3.50) - ($3.00)

(1)	Non-performing loans include iStar’s book value and the Fremont A-participation interest on the associated assets.

(2)

Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS September 30, 2008 (1)

Security Type
First Mortgages / Senior Loans	$10,644	67.3%
Corporate Tenant Leases	3,701	23.4
Mezzanine / Subordinated Debt	933	5.9
Other Investments	548	3.4
Total	$15,826	100.0%

Collateral Type
Apartment / Residential	$3,893	24.6%
Land	2,239	14.1
Office (CTL)	1,746	11.0
Industrial / R&D	1,470	9.3
Retail	1,414	8.9
Corporate - Real Estate	1,041	6.6
Entertainment / Leisure	979	6.2
Hotel	949	6.0
Other	861	5.4
Mixed Use / Mixed Collateral	614	3.9
Corporate - Non-Real Estate	372	2.4
Office (Lending)	248	1.6
Total	$15,826	100.0%

Collateral Location
West	$3,520	22.2%
Northeast	2,822	17.8
Southeast	2,717	17.2
Mid-Atlantic	1,672	10.6
Various	1,067	6.7
Central	948	6.0
Southwest	916	5.8
International	867	5.5
South	541	3.4
Northcentral	439	2.8
Northwest	317	2.0
Total	$15,826	100.0%

(1)	Figures presented prior to loan loss reserves, accumulated depreciation and impact of Statement of Financial Accounting Standards No. 141, “Business Combinations.”